Exhibit 10.6
ROADHOUSE GRILL, INC.
2703-A GATEWAY DRIVE
POMPANO BEACH, FLORIDA 33069
November 17. 2005
Ayman Sabi
c/o Roadhouse Grill, Inc.
2703-A Gateway Drive
Pompano Beach, Florida 33069
Dear Mr. Sabi:
          This letter agreement (“Agreement”) between the parties hereto sets forth the terms under which Ayman Sabi (“Sabi”) , in his role as a stockholder of the Company, will enter into a Voting Agreement (the “Voting Agreement”) agreeing to vote the shares of the Company’s common stock that he owns (including the shares owned of record by Tonto Capital Partners, GP) in favor of the proposed Merger (the “Merger”) between the Company and Steakhouse Partners, Inc. (“Steakhouse”).
The Agreement
          Under the terms of that certain Agreement and Plan of Merger, dated as of November 14, 2005 (the “Merger Agreement”), Steakhouse is requiring that Sabi and Tonto enter into a Voting Agreement under which they agree to support the Merger transaction contemplated by the Merger Agreement.
          For good and valuable consideration, as set forth herein, Sabi hereby agrees to execute the Voting Agreement pursuant to which they will support the Merger in its role as a stockholder of the Company. In return, the Company agrees that at the closing of the Merger, it will pay to Sabi a fee of $50,000 in cash.
Other
          This Agreement constitutes the entire agreement between the parties hereof regarding the subject matter hereof. This Agreement may only be changed by a written agreement signed by the parties hereof.
          The subject headings in this Agreement are provided for the convenience of the reader and do not make up a part of the Agreement itself.

          This Agreement will be governed and construed in accordance with the laws of the State of Florida, without regard to the conflicts of laws principles thereof.
          If you are in agreement with the foregoing, please sign and return one copy of this Agreement. Any counterpart copies will constitute one single document with respect to this Agreement.

Sincerely,

ROADHOUSE GRILL, INC.

By:	/s/ Michael C. Brant

Name: Michael C. Brant
Title: EVP and CFO
Accepted and agreed to as of the 17th day of November, 2005.

/s/ Ayman Sabi
Ayman Sabi

2